Exhibit 99.1
Chico’s FAS, Inc. Reports Holiday Sales and Updated Fourth Quarter Outlook

Fort Myers, FL – Jan. 11, 2022 – Chico’s FAS, Inc. (NYSE: CHS) (the “Company” or “Chico’s FAS”) today reported holiday sales and updated its outlook for fiscal 2021 fourth quarter sales and earnings. Molly Langenstein, Chico's FAS Chief Executive Officer and President, and Patrick (“PJ”) Guido, Chico’s FAS Chief Financial Officer, will discuss progress on the Company’s strategic plan and these results at the ICR Conference today at 3:30 PM ET. As previously announced, a live webcast of the virtual presentation and associated materials may be accessed in the Investors section of the Company's corporate website, www.chicosfas.com.

For the nine-week holiday period ending January 1, 2022, total net sales grew approximately 30% compared to the same period last year. Comparable sales for the nine-week holiday period grew approximately 31.5% over fiscal 2020. The Company has updated its fourth quarter outlook and expects fourth quarter net sales at the low end of the $495 million to $510 million range previously provided on November 30, 2021 and expects diluted earnings per share at the high end of the previously provided $0.00 to $0.05 range.

Langenstein commented, "Our team continues to build on the strong momentum in our turnaround strategy and successfully navigate through the uncertain macro environment. We expect to report our first profitable year since fiscal 2018 and the best fourth quarter performance since fiscal 2017. The progress we are making is a testament to our talented team and their solid execution in our product merchandising, marketing and customer engagement strategies. Our operating and cost discipline is contributing to our financial strength, which we believe positions us well to make investments that will support sustainable, profitable growth and value creation.”

ABOUT CHICO'S FAS, INC.

Chico's FAS is a Florida-based fashion company founded in 1983 on Sanibel Island, Fla. The Company reinvented the fashion retail experience by creating fashion communities anchored by service, which put the customer at the center of everything we do. As one of the leading fashion retailers in North America, Chico's FAS is a company of three unique brands - Chico's®, White

Exhibit 99.1
House Black Market® and Soma® - each thriving in their own white space, founded by women, led by women, providing solutions that millions of women say give them confidence and joy.

Our Company has a passion for fashion, and each day, we provide clothing, shoes and accessories, intimate apparel and expert styling in our brick-and-mortar boutiques, digital online boutiques and through StyleConnectTM, the Company's proprietary digital styling tool that enables customers to conveniently shop wherever, whenever and however they prefer.

As of October 30, 2021, the Company operated 1,279 stores in the U.S. and sold merchandise through 59 international franchise locations in Mexico and 2 domestic franchise airport locations. The Company's merchandise is also available at www.chicos.com, www.chicosofftherack.com, www.whbm.com and www.soma.com as well as through third-party channels.

To learn more about Chico's FAS, please visit our corporate website at www.chicosfas.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains statements concerning our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry and other statements that are not historical facts. These statements, including without limitation the quote from Ms. Langenstein, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  In most cases, words or phrases such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "will," "plans," "path," "outlook," "project," "should," "strategy," "potential," "confident" and similar expressions identify forward-looking statements. These forward-looking statements are based largely on information currently available to our management and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance. There is no assurance that our expectations will occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those described in Item 1A, "Risk Factors" in our most recent Annual Report on Form 10-K and, from time to time, in Item 1A, "Risk Factors" of our Quarterly Reports on Form 10-Q and the following: The effects of the pandemic, including uncertainties about its depth and duration, new variants of COVID-19 that have emerged, the speed, efficacy and availability of vaccines and treatments, its impact on general economic conditions, consumer behavior and discretionary spending, the effectiveness of any actions taken in response to the pandemic, and the impact of the pandemic on our manufacturing operations; the extent, availability and effectiveness of any pandemic stimulus packages or loan programs, including the CARES Act; the ability of our suppliers, logistics providers, vendors and landlords, to meet their obligations to us in light of financial stress, staffing shortages, liquidity challenges, bankruptcy filings by other industry participants, and supply chain and other disruptions; increases in unemployment rates and taxes; general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events; shifts in consumer behavior, and our ability to adapt, identify and respond to new and changing fashion trends and customer preferences, and to coordinate product development with buying and planning; changes in the general or specialty retail or apparel industries, including market demand and overall level of spending for women's private branded clothing and related accessories; our ability to secure and maintain customer acceptance of styles and in-store and online concepts; competition in the markets in which we operate, including our ability to remain competitive with customer shipping terms and costs; customer traffic at our stores; fluctuations in foreign currency exchange rates; significant changes in the costs of manufacturing, raw materials, transportation, importing, distribution, labor and advertising; the quality and timeliness of merchandise received from suppliers; our ability to manage our store fleet, including achieving the expected results of store openings or store closures; our ability to appropriately manage our inventory and allocation processes and leverage targeted promotions; our ability to maintain our cost saving discipline; our ability to operate our retail websites in a profitable manner; our ability to successfully identify and implement additional sales and distribution channels; our ability to successfully execute and achieve the expected results of our

Exhibit 99.1
business and brand strategies, awareness, merchandising and marketing programs including, but not limited to, the Company's turnaround strategy, retail fleet optimization plan, sales initiatives and multi-channel strategies and five operating priorities for fiscal 2021, which are: 1) continuing our ongoing digital transformation; 2) further refining product through fit, quality, fabric and innovation in each of our brands; 3) driving increased customer engagement through marketing; 4) maintaining our operating and cost discipline; and 5) further enhancing the productivity of our real estate portfolio; our ability to utilize our distribution center and other support facilities in an efficient and effective manner; our reliance on sourcing from foreign suppliers, including significant economic labor, political or other shifts (including the impact of changes in tariffs, taxes or other import regulations, particularly with respect to China, or legislation prohibiting certain imports from China); U.S. and foreign governmental actions and policies and changes thereto; the continuing performance, implementation and integration of our management information systems; the impact of any system failure, cyber security or other data security breaches, including any security breaches resulting in the theft, transfer, or unauthorized disclosure of customer, employee, or company information; our ability to comply with any domestic and foreign information security and privacy laws, regulations and technology platform rules or other obligations related to data privacy and security; the ability to attract, hire, train, motivate and retain qualified employees in an inclusive environment; the successful recruitment of leadership and transition of members of our senior management team; uncertainties regarding future unsolicited offers to buy the Company and actions of activist shareholders and others and our ability to respond effectively; our ability to secure and protect our intellectual property rights and to protect our reputation and brand images; unanticipated changes in legal, regulatory or tax laws; and our ability to comply with the terms of our Credit Agreement, which includes restrictive provisions limiting our flexibility in operating our business and obtaining credit on reasonable terms. These factors should be considered in evaluating forward-looking statements contained herein. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The forward-looking statements included herein are only made as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Tom Filandro
ICR, Inc.
(646) 277-1235
tom.filandro@icrinc.com